Exhibit 99.1

NEWS RELEASE

127 Industry Boulevard ● North Huntingdon, PA 15642 ● (724) 863-9663

FOR IMMEDIATE RELEASE

The ExOne Company Announces

Global Cost Realignment

•	Aligning capital resources to maximize efficiency

•	Initial reductions principally in consulting and select personnel

•	Program intended to achieve positive earnings and cash flow in 2019

NORTH HUNTINGDON, PA, June 29, 2018 – The ExOne Company (NASDAQ: XONE) (“ExOne” or “the Company”), a global provider of three-dimensional (“3D”) printing machines and 3D printed and other products, materials and services to industrial customers, announced a global cost realignment program. This program includes an immediate reduction in consulting projects and headcount, as well as changes to the Company’s working capital processes. Areas of focus include all of its global operations, with emphasis on production overhead, general and administrative spending and working capital initiatives. This program has commenced and will continue over the next several quarters with a goal of achieving positive earnings and cash flow in 2019.

S. Kent Rockwell, ExOne’s Chairman and Chief Executive Officer, stated, “With the essential goal of significantly improving our cash flows in 2019, we have conducted a review of our cost structure and working capital practices. We are evaluating each position and expense within our organization, with the desire to improve productivity. As a result, we made the difficult decision to eliminate certain positions within ExOne, reduce our spending on outside consultants and further rely on some of our recently instituted and more efficient processes. Additional cost analyses and changes to business practices to improve working capital utilization will be ongoing over the next several quarters and are expected to result in additional cost reductions and improved cash positions. All the while, we remain focused on our research and development goals and long-term revenue growth goals, which will not be impacted by these changes, as we continue to lead the market adoption of our binder jetting technology.”

About ExOne

ExOne is a global provider of 3D printing machines and 3D printed and other products, materials and services to industrial customers. ExOne’s business primarily consists of manufacturing and selling 3D printing machines and printing products to specification for its customers using its installed base of 3D printing machines. ExOne’s machines serve direct and indirect applications. Direct printing produces a component; indirect printing makes a tool to produce a component. ExOne offers pre-production collaboration and print products for customers through its network of ExOne Adoption Centers (EACs) and Production Service Centers (PSCs). ExOne also supplies the associated materials, including consumables and replacement parts, and other services, including training and technical support that is necessary for purchasers of its 3D printing machines to print products. The Company believes that its ability to print in a variety of industrial materials, as well as its industry-leading volumetric output (as measured by build box size and printing speed) uniquely position ExOne to serve the needs of industrial customers.

Safe Harbor Regarding Forward Looking Statements

This news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to the Company’s future financial or business performance, strategies, or expectations. Forward-looking statements typically are identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” as well as similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could” and “may.”

- MORE -

The ExOne Company Announces Global Cost Realignment

June 29, 2018

The Company cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made and the Company assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to risk factors previously disclosed in the Company’s reports and those identified elsewhere in its Annual Report on Form 10-K, the following factors, among others, could cause results to differ materially from forward-looking statements or historical performance: the Company’s ability to generate operating profits; the results of the global cost realignment initiative, fluctuations in the Company’s revenues and operating results; the Company’s competitive environment and its competitive position; ExOne’s ability to enhance its current three-dimensional (“3D”) printing machines and technology and develop new 3D printing machines; the Company’s ability to qualify more industrial materials in which it can print; demand for ExOne’s products; the availability of skilled personnel; the impact of loss of key management; the impact of market conditions and other factors on the carrying value of long-lived assets; the Company’s ability to continue as a going concern; the impact of customer specific terms in machine sale agreements on the period in which the Company recognizes revenue; risks related to global operations including effects of foreign currency; the adequacy of sources of liquidity; the scope, sufficiency of funds for required capital expenditures, working capital, and debt service; dependency on certain critical suppliers; nature or impact of alliances and strategic investments; reliance on critical information technology systems; the effect of litigation, contingencies and warranty claims; liabilities under laws and regulations protecting the environment; the impact of governmental laws and regulations; operating hazards, war, terrorism and cancellation or unavailability of insurance coverage; the impact of disruption of the Company’s manufacturing facilities, production service centers (“PSCs”) or ExOne Adoption Centers (“EACs”); the adequacy of ExOne’s protection of its intellectual property; and expectations regarding demand for the Company’s industrial products, operating revenues, operating and maintenance expenses, insurance expenses and deductibles, interest expenses, debt levels, and other matters with regard to outlook.

These and other important factors, including those discussed in the Company’s Annual Report on Form 10-K, may cause the Company’s actual results of operations to differ materially from any future results of operations expressed or implied by the forward-looking statements contained therein. Before making a decision to purchase ExOne common stock, you should carefully consider all of the factors identified in its Annual Report on Form 10-K that could cause actual results to differ from these forward-looking statements.

For more information, contact:

Brian Smith	Deborah K. Pawlowski / Karen L. Howard
Chief Financial Officer	Kei Advisors LLC
(724) 765-1350	(716) 843-3908 / (716) 843-3942
brian.smith@exone.com	dpawlowski@keiadvisors.com / khoward@keiadvisors.com

- END -